EXHIBIT 4


                         GLOBE BUSINESS RESOURCES, INC.

                                      1997

                         Stock Option and Incentive Plan

                                    ARTICLE 1

                                   OBJECTIVES

         Globe Business Resources, Inc. has established this Stock Option and Incentive Plan effective April 8, 1997, as an incentive to the attraction and retention of dedicated and loyal employees of outstanding ability, to stimulate the efforts of such persons in meeting Globe's objectives and to encourage ownership of Globe Common Stock by employees.

                                    ARTICLE 2

                                   DEFINITIONS

         2.1 For purposes of the Plan, the following terms shall have the definition which is attributed to them, unless another definition is clearly indicated by a particular usage and context.

                    A. "Code" means the Internal Revenue Code of 1986.

                    B. "Date of Exercise" means the date on which Globe has received a written notice of exercise of an Option, in such form as is acceptable to the Committee, and full payment of the purchase price or a copy of irrevocable directions to a broker-dealer to deliver the Option Price to Globe pursuant to
               Section 7.2 hereof.

                    C. "Date of Grant" means the date on which the Committee makes an award of an Option.

                    D. "Eligible Employee" means any individual who performs services for Globe and is treated as an Employee for federal income tax purposes.

                    E. "Effective Date" means April 8, 1997.

                    F. "Fair Market Value" means the last sale price immediately prior to the date of grant as reported on any stock exchange.

                    G. "Globe" means Globe Business Resources, Inc. and any subsidiary of Globe Business Resources, Inc., as the term "subsidiary" is defined in Section 424(f) of the Code.



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                    H.  "Incentive  Stock Option" shall have the same meaning as given to that term by Section 422 of the Code.

                    I. "Nonqualified Stock Option" means any Option granted under the Plan which is not considered an Incentive Stock Option.

                    J. "Option" means the right to purchase a stated number of Shares at a specified price. The option may be granted to an Eligible Employee subject to the terms of this Plan, and such other conditions and restrictions as the Committee deems appropriate. Each Option shall be designated by the Committee to be either an Incentive Stock Option or a Nonqualified Stock Option.

                    K. "Option Price" means the purchase price per Share subject to an Option and shall be fixed by the Committee, but shall not be less than 95% of the Fair Market Value of a Share on the Date of Grant in the case of a Nonqualified Stock Option or less than 100% of the Fair Market Value of a Share on the Date of Grant in the case of an Incentive Stock Option.

                    L. "Permanent and Total Disability" shall mean any medically determinable physical or mental impairment rendering an individual unable to engage in any substantial gainful activity, which disability can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.

                    M. "Plan" means this 1997 Stock Option and Incentive Plan as it may be ---- amended.

                    N. "Share" means one share of the Common Stock of Globe

                                                     ARTICLE 3

                                                  ADMINISTRATION

     3.1 The Plan shall be administered by a committee designated by the Board of Directors of Globe The Committee shall be comprised of three or more directors each of whom shall be (i) a "Non-Employee Director" as defined in Rule 16b-3 of the Securities and Exchange Act of 1934 (the "Act") and (ii) an "outside director" to the extent required by Section 162(m) of the Code ("Section 162(m)"), as such Rule and Section may be amended, superseded or interpreted hereafter. Notwithstanding the foregoing, to the extent Ohio law permits, the Committee may be comprised of two or more such directors.

     3.2 Except as specifically limited by the provisions of the Plan, the Committee in its discretion shall have the authority to:

               A. Grant Options and make restricted and unrestricted stock awards on such terms and conditions consistent with this Plan as the Committee shall determine;



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               B.   Interpret  the   provisions  of  the  Plan  and  decide  all
                    questions of fact arising in its application; and

               C. Prescribe such rules and procedures for Plan administration as from time to time it may deem advisable.

         3.3 Any action, decision, interpretation or determination by the Committee with respect to the application or administration of this Plan shall be final and binding upon all persons, and need not be uniform with respect to its determination of recipients, amount, timing, form, terms or provisions.

         3.4 No member of the Committee shall be liable for any action or determination taken or made in good faith with respect to the Plan and, to the extent permitted by law, all members shall be indemnified by Globe for any liability and expenses which may occur from any claim or cause of action.

                                    ARTICLE 4

                             SHARES SUBJECT TO PLAN

         4.1 The number of Shares that may be issued under the Plan is 150,000. Except as provided in Section 4.2, upon lapse or termination of any Option for any reason without being completely exercised, the Shares which were subject to such Option may again be subject to other Options.

         4.2 The maximum number of Shares with respect to which options may be granted to any employee during each fiscal year of Globe is 20,000. If an Option is canceled, it continues to be counted against the maximum number of Shares for which Options may be granted to an employee. If an Option is repriced, the transaction is treated as a cancellation of the Option and a grant of a new Option.

                                    ARTICLE 5

                               GRANTING OF OPTIONS

         The Committee may, from time to time, prior to April 7, 2007, grant Options to Eligible Employees on such terms and conditions as the Committee may determine. More than one Option may be granted to the same Eligible Employee.



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                                    ARTICLE 6

                                TERMS OF OPTIONS

         6.1 Subject to specific provisions relating to Incentive Stock Options set forth in Article 9, each Option shall be for a term of from one to ten years from the Date of Grant and may not be exercised during the first twelve months of the term of said Option. Commencing on the first anniversary of the Date of Grant of an Option, the Option may be exercised for 25% of the total Shares covered by the Option with an additional 25% of the total Shares covered by the Option becoming exercisable on each succeeding anniversary until the Option is exercisable to its full extent. This right of exercise shall be cumulative and shall be exercisable in whole or in part. The Committee may establish a different exercise schedule and impose other conditions upon exercise for any particular Option or groups of Options. The Committee in its sole discretion may permit particular holders of Options to exercise an Option to a greater extent than provided in such Option.

         6.2 If the grantee of an Option dies or becomes subject to a Permanent and Total Disability while employed by Globe, or within 60 days after termination of employment for any reason other than cause, or retires after age 55 through a plan of retirement acceptable to Globe, all Options granted to such person shall become fully vested and immediately exercisable as of the date of termination of employment.

         6.3 In the event of the dissolution or liquidation of Globe or any merger, other than a merger for the purpose of the redomestication of Globe not involving a change in control, consolidation, exchange or other transaction in which Globe is not the surviving corporation or in which the outstanding Shares of Globe are converted into cash, other securities or other property, each outstanding Option shall automatically become fully vested and fully exercisable immediately prior to such event. Thereafter the holder of each such Option shall, upon exercise of the Option, receive, in lieu of the stock or other securities and property receivable upon exercise of the Option prior to such transaction, the stock or other securities or property to which such holder would have been entitled upon consummation of such transaction if such holder had exercised such Option immediately prior to such transaction.

     6.4 All outstanding Options shall become fully vested and immediately exercisable in full if a change in control of Globe occurs. For purposes of this Agreement, a "change in control of Globe" shall be deemed to have occurred if
(a) any "person", as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, other than (i) a trustee or other fiduciary holding securities under an employee benefit plan of Globe or (ii) David D. Hoguet or Blair D. Neller or any member of either person's family, becomes the "beneficial owner," as defined in Rule 13d-3 under such Act, directly or indirectly, of securities of Globe representing 30% or more of the combined voting power of Globe's then outstanding securities; or (b) during any period of one year after January 1, 1997, individuals who at the beginning of such period constitute the Board of Directors and any new director whose election by the Board or nomination for election by Globe's shareholders was approved by a vote of at least two-thirds (2/3) of the Directors then still in office


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who either were  Directors at the  beginning of the period or whose  election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof.

         6.5 Nothing contained in this Plan or in any Option granted pursuant to it shall confer upon any employee any right to continue in the employ of Globe or to interfere in any way with the right of Globe to terminate employment at any time. So long as a holder of an Option shall continue to be an employee of Globe, the Option shall not be affected by any change of the employee's duties or position.

                                    ARTICLE 7

                               EXERCISE OF OPTIONS

         7.1 Any person entitled to exercise an Option in whole or in part, may do so by delivering a written notice of exercise to Globe, Attention Corporate Secretary, at its principal office. The written notice shall specify the number of Shares for which an Option is being exercised and the grant date of the option being exercised and shall be accompanied by full payment of the Option Price for the Shares being purchased and any withholding taxes.

         7.2 An Option may also be exercised by delivering a written notice of exercise to Globe, Attention Corporate Secretary, accompanied by irrevocable instructions to deliver shares to a broker-dealer and a copy of irrevocable instructions to the broker-dealer to deliver the Option Price and any withholding taxes to Globe

                                    ARTICLE 8

                             PAYMENT OF OPTION PRICE

         8.1 In the sole discretion of the Committee, Payment of the Option Price and any withholding taxes may be made in cash, by the tender of Shares, or both. Shares tendered shall be valued at their Fair Market Value.

         8.2 Payment through tender of Shares may be made by instruction from the Optionee to Globe to withhold from the Shares issuable upon exercise that number which have a Fair Market Value equal to the exercise price for the Option or portion thereof being exercised and any withholding taxes.

                                    ARTICLE 9

             INCENTIVE STOCK OPTIONS AND NONQUALIFIED STOCK OPTIONS

     9.1 The Committee in its discretion may designate whether an Option is to be an Incentive Stock Option or a Nonqualified Stock Option. The Committee may grant both an Incentive Stock Option and a Nonqualified Stock Option to the same individual. However, where both an Incentive Stock Option and a Nonqualified Stock Option are awarded at one time, such Options shall be deemed to have been awarded in separate grants, shall be clearly identified, and in no event will the exercise of one such Option affect the right to exercise the other such Option.

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         9.2 Any option designated by the Committee as an Incentive Stock Option will be subject to the general provisions applicable to all Options granted under the Plan plus the following specific provisions:

                  A. At the time the Incentive Stock Option is granted, if the Eligible Employee owns, directly or indirectly, stock representing more than 10% of (i) the total combined voting power of all classes of stock of Globe, or (ii) a corporation that owns 50% or more of the total combined voting power of all classes of stock of Globe, then:

     (i) The Option Price must equal at least 110% of the Fair Market Value on the Date of Grant; and

     (ii) The term of the Option shall not be greater than five years from the Date of Grant.

                  B. The aggregate Fair Market Value of Shares (determined at the Date of Grant) with respect to which Incentive Stock Options are exercisable by an Eligible Employee for the first time during any calendar year under this Plan or any other plan maintained by Globe shall not exceed $100,000.

         9.3 If any Option is not granted, exercised, or held pursuant to the provisions noted immediately above, it will be considered to be a Nonqualified Stock Option to the extent that the grant is in conflict with these restrictions.

                                   ARTICLE 10

                            TRANSFERABILITY OF OPTION

         During the lifetime of an Eligible Employee to whom an Option has been granted, such Option is not transferable voluntarily or by operation of law and may be exercised only by such individual. Upon the death of an Eligible Employee to whom an Option has been granted, the Option may be transferred to the beneficiaries or heirs of the holder of the Option by will or by the laws of descent and distribution.

         Notwithstanding the above, the Committee may, with respect to particular Nonqualified Options, establish or modify the terms of the Option to allow the Option to be transferred at the request of the grantee of the Option to trusts established by the grantee or as to which the grantee is a grantor or to family members of the grantee or otherwise for personal and tax planning purposes of the grantee. If the Committee allows such transfer, such Options shall not be exercisable for a period of six months following the action of the Committee.


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                                   ARTICLE 11

                             TERMINATION OF OPTIONS

         11.1     An Option will terminate as follows:

                  A.       Upon exercise or expiration by its terms.

                  B. Options shall terminate immediately if employment is terminated for cause or by voluntary action of the grantee without the consent of Globe Cause is defined as including, but not limited to, theft of or intentional damage to Globe property, intentional harm to the Globe's reputation, material breach of the optionee's duty of fidelity to the Globe, excessive use of alcohol, the use of illegal drugs, the commission of a criminal act, willful violation of Globe policies, or trading in shares for personal gain based on knowledge of Globe's activities or results when such information is not available to the general public.

                  C. If the grantee of an Option violates any terms of any written employment, confidentiality or noncompetition agreement between Globe and that person, all existing Options granted to such person will terminate. In addition, if at the time of such violation such person has exercised Options but has not received certificates for the Shares to be issued, Globe may void the Option and its exercise. Any such actions by Globe shall be in addition to any other rights or remedies available to Globe in such circumstances.

                  D. If the grantee of an Option dies or becomes subject to a Permanent and Total Disability while employed by Globe, or within 60 days after termination of employment for any reason other than cause, such Option may be exercised at any time within one year after the date of termination of employment. Options may be exercised by that person's estate or guardian or by those persons to whom the Option may have been transferred pursuant to Section 10.

                  E. If the grantee of a Nonqualified Option retires after age 55 through a plan of retirement acceptable to Globe, such Option may be exercised at any time within two years after the date of termination of employment.

                  F. In all other cases, upon termination of employment, the then-exercisable portion of any Option will terminate on the 60th day after the date of termination. The portion not exercisable will terminate on the date of termination of employment. For purposes of the Plan, a leave of absence approved by Globe shall not be deemed to be termination of employment.

         11.2 The Committee, in its discretion, may as to any particular outstanding Nonqualified Stock Option or upon the grant of any Nonqualified Stock Option, establish terms and conditions which are different from those otherwise contained in this Article 11, by, without limitation, providing that upon termination of employment for any designated reason, vesting may occur in whole or in part at such time and that such Option may be exercised for any period during the remaining term of the Option, not to exceed ten years from the Date of Grant.


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     11.3  Except  as  provided  in  Article  13  hereof,  in no event  will the continuation of the term of an Option beyond the date of termination of employment allow the grantee, his beneficiaries heirs or assigns, to accrue additional rights under the Plan, or to purchase more Shares through the exercise of an Option than could have been purchased on the day that employment was terminated. In addition, notwithstanding anything contained herein, no option may be exercised in any event after the expiration of ten years from the date of grant of such option.

                                   ARTICLE 12

                    RESTRICTED AND UNRESTRICTED STOCK AWARDS

     12.1 Grants of Restricted Stock Awards. The Committee may, in its discretion, grant one or more Restricted Stock Awards to any Eligible Employee or Advisor. An Advisor is any person who provides bona fide advisory or consultation services to Globe other than in connection with the offer or sale of securities in a capital-raising transaction. Each Restricted Stock Award shall specify the number of Shares to be issued to the Participant, the date of such issuance, the price, if any, to be paid for such Shares by the Participant and the restrictions imposed on such Shares. The Committee may grant Awards of Restricted Stock subject to the attainment of specified performance goals, continued employment or such other limitations or restrictions as the Committee may determine.

     12.2 Terms and Conditions of Restricted Awards. Restricted Stock Awards shall be subject to the following provisions:

     A. Issuance of Shares. Shares of Restricted Stock may be issued immediately upon grant or upon vesting as determined by the Committee.

     B. Stock Powers and Custody. If Shares of Restricted Stock are issued immediately upon grant, the Committee may require the Participant to deliver a duly signed stock power, endorsed in blank, relating to the Restricted Stock covered by such an Award. The Committee may also require that the stock certificates evidencing such shares be held in custody by the Company until the restrictions on them shall have lapsed.

     C. Shareholder Rights. Unless otherwise determined by the Committee at the time of grant, Participants receiving Restricted Stock Awards shall not be entitled to dividend or voting rights for the Restricted Shares until they are fully vested.

         12.3 Unrestricted Stock Awards. The Committee may make awards of unrestricted Common Stock to key Eligible Employees and Advisors in recognition of outstanding achievements or contributions by such employees and advisors. Unrestricted Shares issued on a bonus basis may be issued for no cash consideration. Each certificate for unrestricted Common Stock shall be registered in the name of the Participant and delivered to the Participant.



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                                   ARTICLE 13

                         ADJUSTMENTS TO SHARES AND PRICE

         13.1 In the event of changes in the outstanding Common Stock of Globe as a result of stock dividends, stock splits, reclassifications, reorganizations, redesignations, mergers, consolidations, recapitalizations, combinations or exchanges of Shares, or other such changes, the number and class of Shares for all purposes covered by the Plan and number and class of Shares and price per Share for each outstanding Option and Stock Award covered by the Plan shall be appropriately adjusted by the Committee.

         13.2 The Committee  shall make  appropriate  adjustments  in the Option
Price and Stock Awards to reflect any spin-off of assets, extraordinary dividends or other distributions to shareholders.

                                   ARTICLE 14

                                   AGREEMENTS

         14.1 All Options and Stock Awards granted under the Plan shall be evidenced by a written agreement in such form or forms as the Committee in its sole discretion may determine.

         14.2 By acceptance of an Option or Stock Award under this Plan, the recipient shall be deemed to have consented to be bound, on the recipient's own behalf and on behalf of the recipient's heirs, assigns and legal representatives, by all terms and conditions of this Plan.

                                   ARTICLE 15

                        AMENDMENT OR TERMINATION OF PLAN

         15.1 The Board of Directors of Globe may at any time amend, suspend, or terminate the Plan; provided, however, that no amendments by the Board of Directors of Globe shall, without further approval of the shareholders of Globe:

          A.   Change the definition of Eligible Employees;

          B. Except as provided in Articles 4 and 13 hereof, increase the number of Shares which may be subject to the Plan; or increase the maximum number of Shares with respect to which Options may be granted to any eligible Employee of Globe during any fiscal year;

          C. Cause the Plan or any Option or Stock Award granted under the Plan to fail to meet the conditions for exclusion of application of the $1 million deduction limitation imposed by Section 162(m) of the Code; or


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          D.   Cause any Option granted as an Incentive  Stock Option to fail to qualify as an "Incentive Stock Option" as defined by Section 422 of the Code.

         15.2 No amendment or termination of the Plan shall alter or impair any Option or Stock Award granted under the Plan without the consent of the holder thereof.

         15.3 This Plan shall continue in effect until the expiration of all Options and Stock Awards granted under the Plan unless terminated earlier in accordance with this Article 12, 15; provided, however, that it shall otherwise terminate and no Options or Stock Awards shall be granted ten years after the Effective Date.

                                   ARTICLE 16

                                 EFFECTIVE DATE

         This Plan shall become effective as of April 8, 1997, having been adopted by the Board of Directors of Globe on such date, subject to approval by shareholders by April 1, 1998.

                                   ARTICLE 17

                                  MISCELLANEOUS

         17.1 Nothing contained in this Plan or in any action taken by the Board of Directors or shareholders of Globe shall constitute the granting of an Option or Stock Award. An Option or Stock Award shall be granted only at such time as a written Option shall have been executed and delivered to the respective employee and the employee shall have executed an agreement in conformance with the provisions of the Plan.

         17.2 Certificates for Shares purchased through exercise of Options will be issued in regular course after exercise of the Option and payment therefor as called for by the terms of the Option but in no event shall Globe be obligated to issue certificates more often than once each quarter of each fiscal year. No persons holding an Option or entitled to exercise an Option granted under this Plan shall have any rights or privileges of a shareholder of Globe with respect to any Shares issuable upon exercise of such Option until certificates representing such Shares shall have been issued and delivered. No Shares shall be issued and delivered upon exercise of an Option or Stock Award unless and until Globe, in the opinion of its counsel, has complied with all applicable registration requirements of the Securities Act of 1933 and any applicable state securities laws and with any applicable listing requirements of any national securities exchange on which Globe securities may then be listed as well as any other requirements of law.